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                                                                    EXHIBIT 3.14


                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                          EMMIS PUBLISHING CORPORATION

The undersigned officers of Emmis Publishing Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of (indicate appropriate act):

     X   Indiana Business Corporation Law

     [ ] Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                            ARTICLE I - Amendment(s)

SECTION 1:  The date of incorporation of the corporation is:

August 30, 1988

SECTION 2: The name of the corporation following this amendment to the Articles of Incorporation is:

Emmis Publishing Corporation

SECTION 3: The exact text of Article(s) VI, Section 6.04________________________ of the Articles of Incorporation is now as follows:

Section 6.04. Preemptive Rights. The shareholders shall have preemptive rights as provided by the Indiana Business Corporation Law of 1986, I.C. 23-1-27-1.


SECTION 4

   Date of each amendment's adoption:

      October 1, 1988

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                    ARTICLE II - Manner of Adoption and Vote

SECTION 1:  Action by Directors

The Board of Directors duly adopted a resolution proposing to amend the terms and provisions of Article(s) VI of the Articles of Incorporation and directing a meeting of the Shareholders, to be held on October 1, 1988, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by:  (Select appropriate paragraph)

         (a) Vote of the Board of directors at a meeting held on ___________________, 19__, at which a quorum of such Board was present/

         (b) Written consent executed on October 1, 1988, and signed by all members of the Board of Directors.

SECTION 2 Action by Shareholders:

         The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by: (Select appropriate paragraph)

         (a) Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

                                                                     TOTAL

                       SHAREHOLDERS ENTITLED TO VOTE:                  80
                       SHAREHOLDERS VOTED IN FAVOR:                    80
                       SHAREHOLDERS VOTED AGAINST:                     -0-

         (b) Written consent executed on October 1, 1988, and signed by all such Shareholders.


SECTION 3 Compliance with Legal Requirements.

    The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

     I hereby verify subject to penalties of perjury that the statements contained are true this 23rd day of January, 1989.

Current Officer's Signature                      Officer's Name Printed

/s/ Jeffrey H. Smulyan                           Jeffrey H. Smulyan
---------------------------------
Officer's Title

President

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                            ARTICLES OF INCORPORATION

                                       OF

                          EMMIS PUBLISHING CORPORATION

         The undersigned incorporator, desiring to form a Corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as now or hereafter amended (hereinafter referred to as the "Act"), executes the following Articles of Incorporation:

                                    ARTICLE I

                                 Corporate Name

         The name of the Corporation is Emmis Publishing Corporation.


                                   ARTICLE II

                                    Purposes

         This Corporation is formed for the purpose of transacting any or all lawful business for which corporations may be incorporated under the Act. The Corporation shall have the same capacity to act as possessed by natural persons and shall have and exercise all powers granted to business corporations formed under the Act and permitted by the laws of the State of Indiana in force from time to time hereafter, including, but not limited to, the general rights, privileges and powers set out in the Act, the power to enter into and engage in partnerships and joint ventures, and to act as agent. The Corporation shall have the power and capacity to engage in all business activities, either directly or through any person, firm, entity, trust, partnership or association.

                                   ARTICLE III

                                Term of Existence

         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                     Registered Office and Registered Agent

         The street address of the registered office of the Corporation is 1099 North Meridian Street, Suite 1197, Indianapolis, Indiana 46204, and the name of the registered agent at that address is Steven C. Crane.

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                                    ARTICLE V

                                Authorized Shares

         The total number of shares which the Corporation is authorized to issue is one thousand (1,000) shares consisting of one thousand (1,000) nonassessable shares without par value.

                                   ARTICLE VI

                           Terms of Authorized Shares

         Section 6.01. Terms. All shares are of one and the same class with equal rights, privileges, powers, obligations, liabilities, duties and restrictions. These shares may be issued for any consideration consistent with the Act, including tangible or intangible property or benefit to the corporation, at such price and amount per share as may be determined by the Board of Directors.

         Section 6.02. Dividends. The shareholders shall be entitled to receive dividends as declared by the Board of Directors in accordance with the Act; dividends may be paid in cash, property or in authorized but unissued shares of the Corporation.

         Section 6.03. Payment on Dissolution. In the event of voluntary or involuntary dissolution of the Corporation, the shareholders shall be entitled, after payment of all debts and liabilities of the Corporation, to share equally in the remaining assets of the Corporation.

                                   ARTICLE VII

                                  Voting Rights

         Section 7.01. Voting Rights. Every shareholder of the Corporation shall have the right, at every shareholders' meeting, to one vote for each share standing in his name on the books of the Corporation as of the record date for such meeting.

         Section 7.02. Shareholder Action. Except as otherwise provided in the Act or these Articles of Incorporation, all actions taken by the shareholders shall be by a majority vote of the number of shares entitled to vote, including but not limited to an election of directors.

                                  ARTICLE VIII

                               Board of Directors

         The number of directors constituting the initial Board of Directors shall be two (2). Thereafter, the number of directors shall be fixed by the By-Laws of the Corporation.

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                                   ARTICLE IX

                            Data Respecting Directors

         The names and addresses of the initial Board of Directors of the Corporation are as follows:

         Name                       Address                            City and State
         ----                       -------                            --------------
Jeffrey H. Smulyan                  1099 N. Meridian St.               Indianapolis, IN 46204
                                    Suite 1197

Steven C. Crane                     1099 N. Meridian St.               Indianapolis, IN 46204
                                    Suite 1197


                                    ARTICLE X

                          Data Respecting Incorporator

         The name and address of the incorporator of the Corporation is A. Demarest Allen, Bose McKinney & Evans, 2700 First Indiana Plaza, 135 North Pennsylvania Street, Indianapolis, Indiana 46204.

                                   ARTICLE XI

                             Certificates for Shares

         Each shareholder shall be entitled to a certificate certifying the number of shares owned by such shareholder in the Corporation.

                                   ARTICLE XII

                                 Indemnification

         The Corporation shall indemnify any person made a party to any action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Corporation against all liability and reasonable expense incurred or suffered by such person in connection therewith, if:

         (a)      the individual's conduct was in good faith; and

         (b)      the individual reasonably believed:

                  (i) in the case of conduct in the individual's official capacity with the Corporation, that the individual's conduct was in its best interests; and

                  (ii) in all other cases, that the individual's conduct was at least not opposed to the Corporation's best interests; and

         (c)      in the case of any criminal proceeding, the individual either:

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                  (i)      had reasonable cause to believe the individual's
                           conduct was lawful; or

                  (ii) had no reasonable cause to believe the individual's conduct was unlawful.

         The terms used in this Article XII shall have the same meaning as set forth in IC 23-1-37. Nothing contained in this Article XII shall limit or preclude the ability of the Corporation to otherwise indemnify or to advance expenses to any director, officer, employee or agent.

         IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article X, executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this 30th day of August, 1998.


                                             /s/ A. Demarest Allen
                                         -------------------------------------
                                         A. Demarest Allen

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         I HEREBY VERIFY SUBJECT TO PENALTIES OF PERJURY THAT THE FACTS
CONTAINED HEREIN ARE TRUE.

                                            /s/ A. Demarest Allen
                                         -------------------------------------
                                         A. Demarest Allen,
                                         Incorporator


This instrument was prepared by A. Demarest Allen, Attorney at Law, 2700 First Indiana Building, 135 North Pennsylvania Street, Indianapolis, Indiana 46024.